Exhibit 99.2

Macquarie Infrastructure Company Enters into Agreement to Acquire Bayonne Energy Center

  512 MW gas-fired power generating facility in Bayonne, NJ and 7-mile transmission cable beneath the Hudson River
  Contracted Power & Energy expected to grow to approximately 15% of 2015 EBITDA
  Potential to add more generating capacity to further increase accretion
  Acquisition expected to result in dividend increase

NEW YORK--(BUSINESS WIRE)--February 3, 2015--Macquarie Infrastructure Company (NYSE:MIC) announced that it has entered into a definitive agreement to acquire Bayonne Energy Center (BEC) from an affiliate of ArcLight Capital Partners LLC for approximately $210 million in cash plus the assumption of approximately $510 million of debt maturing in 2021 (subject to customary working capital and other closing adjustments) resulting in a total enterprise value of $720 million. The transaction is also subject to customary regulatory approvals and is expected to be completed in the first half of 2015.

MIC expects BEC to generate earnings before interest, taxes, depreciation and amortization (EBITDA) of approximately $62 million on an annualized basis. Together with the Company’s recently announced acquisition of an increased stake in Idaho Wind Partners, MIC expects its Contracted Power & Energy (CP&E) segment to generate approximately 15% of total EBITDA in 2015.

The incremental Free Cash Flow associated with the acquisition is expected to result in an increase in MIC’s quarterly cash dividend. The Company will announce both its fourth quarter dividend and provide guidance for its expected 2015 dividends with the release of its 2014 financial results on February 18, 2015.

“We’re pleased to diversify and strengthen our CP&E segment with the acquisition of the Bayonne Energy Center,” said James Hooke, chief executive officer of MIC. “Given its proximity to IMTT-Bayonne, we are familiar with BEC – it is an exceptional business to add to our growing CP&E portfolio.”

BEC includes both a 512 megawatt gas-fired power generation facility located adjacent to MIC’s International-Matex Tank Terminals (IMTT) operations in Bayonne, New Jersey and a 7-mile long transmission cable running beneath the Hudson River connecting the plant to the Consolidated Edison Gowanus substation. The power produced by BEC is used to meet electricity demand in the New York City (NYISO Zone J) market.

MIC believes NYISO Zone J is one of the more attractive power markets in the United States given its size, the aging power generation fleet supplying New York City, and the challenges associated with building new generating capacity in the metropolitan area. In operation since 2012, BEC is the newest NYISO Zone J “in City” power generation resource. It is more efficient than many of the other power plants in the New York City power market where the average generating facility is over 20 years old. The Company believes the price paid for BEC represents a discount to recent new build costs for similar new power generation in the New York City metropolitan area.

62.5% of the energy and capacity at BEC is sold subject to tolling agreements with Centrica/Direct Energy (A3/A-) having an average remaining life of 13 years (including available extension options). The tolling agreements provide good visibility into the cash generating capacity of the facility. MIC believes that BEC has a number of advantages over traditional merchant producers in addition to these tolling agreements. BEC also enjoys cost advantages driven by its access to relatively low cost gas and the age and efficiency of the generating capacity, as well as the market structure of NYISO Zone J. Zone J includes the high demand, capacity constrained New York City market.

The BEC generation facility consists of eight Rolls Royce natural gas fueled turbines, each capable of producing 64 megawatts of electricity. Siemens AG completed an acquisition of the Rolls Royce Energy gas turbine and compressor business in December of 2014. Natural gas for the plant is obtained via a lateral connection to the Williams’ Transcontinental Gas pipeline although the turbines are dual-fuel capable and can operate on ultra-low sulfur diesel as well. MIC expects that the proven technology and young age of the facility will result in BEC incurring a de minimis amount of maintenance capital expenditures annually.

MIC believes that BEC’s proximity to the IMTT-Bayonne facility will enable MIC to pursue a number of growth opportunities including:

  constructing up to 100 megawatts of additional generating capacity on undeveloped land at IMTT – the cable to New York City is capable of handling the additional power;
  supplying IMTT-Bayonne with power directly from BEC; and,
  using IMTT’s existing liquid fuel storage capacity to benefit from any pricing advantage in fuel oil relative to natural gas.

“BEC is a platform for the future deployment of capital for MIC, and we believe will have operating synergies with IMTT and our other CP&E businesses,” Hooke said.

MIC expects to fund the acquisition with cash on hand and existing revolving credit facilities. In July of 2014 MIC entered into agreements with a consortium of lenders for a $250 million, five-year revolving credit facility. The Company will consider a number of options for reducing the leverage levels at BEC over time.

“The BEC acquisition, combined with our December acquisition of an additional stake in IWP, makes our CP&E segment a more substantial fourth vertical. Including BEC we will own just under 800MW of generating capacity. The majority of the generating capacity is subject to offtake agreements with investment-grade counterparties for an average of more than 15 years,” said Hooke. “Including the additional development at BEC, we have a pipeline of opportunities that could see us own more than 1GW of generating capacity in the medium term.”

The transaction will further diversify the MIC portfolio and, subject to rating agency affirmation, the Company expects to retain its investment-grade credit rating.

Barclays served as financial advisor to Macquarie Infrastructure Company.

MIC has made additional information about the transaction available under the Reports and Presentations tab of its website at http://www.macquarie.com/mgl/com/mic/investor-center/reports-presentations.

About Macquarie Infrastructure Company

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals, an airport services business, Atlantic Aviation, a gas processing and distribution business, Hawaii Gas, and several entities comprising a Contracted Power and Energy segment. MIC is managed by a wholly-owned subsidiary of the Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at www.macquarie.com/mic. MIC-G

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties including, but not limited to those described in MIC’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission, Some of these risks are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; its shared decision-making with co-investors over investments including the distribution of dividends; its regulatory environment establishing rate structures and monitoring quality of service, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks, fuel and gas costs; its ability to recover increases in costs from customers, reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

About Bayonne Energy Center

Bayonne Energy Center is a 512 megawatt gas-fired power generating facility and a 7-mile transmission line providing electricity to New York City. 62.5% of the energy and capacity is sold pursuant to tolling agreements with Centrica/Direct Energy with the remainder sold on an as needed (peaking) basis. 12.5% of the tolling agreements expire 7 years after COD (2019), 25% expire 5 years after COD and have two 5-year extension options (up to 2027), and 25% expire 10 years after COD and have two 5-year extension options (up to 2032).

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